FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  November 28, 2000.


                            HIGH PLAINS CORPORATION

             (Exact name of registrant as specified in its charter)


Kansas                                                               #1-8680
(State or other jurisdiction of                             (Commission File
incorporation)                                                       Number)



200 W. Douglas                                                   #48-0901658
Suite #820                                                     (IRS Employer
Wichita, Kansas  67202                                   Identification No.)
(Address of principal
executive offices)


                                (316) 269-4310
                        (Registrant's telephone number)


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Item 5  Other Information

Wichita, KS, November 28, 2000 -- High Plains Corporation (Nasdaq: HIPC) announced at its annual shareholders meeting today that the Company projects good profitability for the fiscal year. Earnings per share of approximately $.12 are expected for the current (second fiscal) quarter, with similar results projected for the third fiscal quarter ending March 31, 2001.

"Both fuel and industrial ethanol markets are very strong, and even with the forward sales we locked in early in the year, we are taking advantage of higher spot pricing on a significant portion of our current shipments," said Gary Smith, President and CEO. "It's great to be in a situation where our biggest problem is trying to find more gallons to deliver. With this bull market in mind, we have negotiated an extension of the closing on our contract for the sale of our Portales, New Mexico production facility, allowing us to continue to own and operate that facility through March of 2001," continued Smith. "While we still believe this sale is good for the Company in the long term, we are pleased to have the additional production, and the anticipated profitability, of the plant for another full quarter," he stated.

The Company also announced that crude glycerol has been produced from its pilot facility located at the Colwich, Kansas plant, but that the membrane filter will not yet handle adequate volumes to justify a full production-scale upgrade. High Plains continues to work with equipment suppliers to refine the filter design, which is anticipated to be the only major obstacle in obtaining a process guarantee. The Company has previously stated that an adequate process guarantee would be a prerequisite to its decision to continue with this project. Smith confirmed that the Company, "continues to work on the glycerol project, and believes the expected returns will justify the investment if full production-scale volumes can be processed. Progress on the project will be reported again in February," commented Smith.

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The company operates facilities in Colwich, Kansas; York, Nebraska; and Portales, New Mexico.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.


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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     November 28, 2000              HIGH PLAINS CORPORATION

                                         /s/Gary R. Smith
                                         President & CEO